SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On September 20, 2010, Charter Communications, Inc. (the "Company") announced that its indirect subsidiary, CCO Holdings, LLC, had priced its previously announced offering of Senior Notes due 2017 (the "2017 Notes").  The transaction was upsized to $1 billion from the initial announcement amount of $750 million. The 2017 Notes will have an annual interest rate of 7.25%, with interest paid semi-annually in April and October.

The net proceeds of this proposed issuance will be used (i) to repay borrowings under one or more term loan portions of Charter Communications Operating, LLC's credit facilities, and (ii) for general corporate purposes.

A press release announcing the revised note offering is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release dated as of September 20, 2010.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CHARTER COMMUNICATIONS, INC.
                                                             Registrant

Dated: September 21, 2010

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Interim Chief Financial Officer, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of September 20, 2010.*

* filed herewith